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                                                                   EXHIBIT 99(b)



                             BANK OF MONTANA SYSTEM

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


      The undersigned hereby appoints Michael J. Pint and John M. Morrison, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of Bank of Montana System ("BMS") to be held at 5500 Wayzata Boulevard, Suite 145, Golden Valley, Minnesota, at __:__ .m. on _________, _______ __, 1994, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

      (1) The adoption of the Agreement and Plan of Reorganization between BMS and Norwest Corporation ("Norwest"), dated as of September 13, 1993, pursuant to which _______________,a wholly owned subsidiary of Norwest, will be merged into BMS, with BMS as the surviving corporation, and each oustanding share of the common stock of BMS will be exchanged for shares of the common stock, par value $1 2/3 per share, of Norwest, as more fully described in the Proxy Statement-Prospectus accompanying this proxy.

             FOR  [_]        AGAINST  [_]        ABSTAIN  [_]

      (2) In their discretion on such matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement-Prospectus relating to the meeting, receipt of which are hereby acknowledged.

      Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.


                                          Dated ______________, 1994.


                                          --------------------------------
                                            (Please sign exactly as name
                                            appears at left.)


                                          --------------------------------
                                          (If stock is owned by more
                                          than one person, all owners
                                          should sign.  Persons signing
                                          as executors, administrators,
                                          trustees or in similar
                                          capacities should so indicate.)


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.